Exhibit 99.1

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE

GOVERNMENT EMPLOYEES COMPANIES

Audited Financial Statements

and Supplemental Schedules

Years ended December 31, 2013 and 2012

with Report of Independent Registered Public Accounting Firm

REVISED PROFIT SHARING PLAN FOR THE EMPLOYEES

  OF THE GOVERNMENT EMPLOYEES COMPANIES

Audited Financial Statements and

  Supplemental Schedules

Years ended December 31, 2013 and 2012

Page
Audited Financial Statements

Report of Independent Registered Public Accounting Firm	1-2
Statements of Net Assets Available for Plan Benefits	3
Statements of Changes in Net Assets Available for Plan Benefits	4
Notes to the Financial Statements	5-16

Supplemental Schedules

Schedule of Assets Held for Investment Purposes	17-19
Schedule of Reportable Transactions	20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Administrative Committee

Revised Profit Sharing Plan for the

    Employees of the Government Employees Companies

Chevy Chase, Maryland

We have audited the accompanying statements of net assets available for plan benefits of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the Plan) as of December 31, 2013 and 2012, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2013 and 2012, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying Schedule of Assets Held for Investment Purposes at December 31, 2013 and the Schedule of Reportable Transactions for the year ended December 31, 2013 are presented for the purpose of additional analysis and are not required parts of the basic financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Johnson Lambert LLP

Falls Church, Virginia

June 24, 2014

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

	December 31,
	2013	2012

ASSETS
Investments, at fair value	$2,146,056,688	$1,744,853,244

Receivable from Government Employees Companies	130,929,741	124,464,960
Loans receivable from participants	115,555,060	110,743,592

Total receivables	246,484,801	235,208,552

NET ASSETS AVAILABLE FOR PLAN BENEFITS	$2,392,541,489	$1,980,061,796

See notes to the financial statements.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

	Years Ended December 31,
	2013	2012
ADDITIONS
Investment income
Dividends and interest	$20,345,392	$21,551,358
Net appreciation in fair value of investments	342,645,277	168,410,252

Net Investment Income	362,990,669	189,961,610

Interest income on loans receivable from participants	3,100,933	3,359,516

Contributions
Employees	66,072,713	61,479,312
Government Employees Companies	130,971,857	124,539,004

Total Contributions	197,044,570	186,018,316

Other Additions	83,139	106,285

TOTAL ADDITIONS	563,219,311	379,445,727

DEDUCTIONS
Distributions to participants	(148,495,858)	(135,777,083)
Other deductions	(2,243,760)	(2,244,906)

TOTAL DEDUCTIONS	(150,739,618)	(138,021,989)

CHANGE IN NET ASSETS AVAILABLE FOR PLAN BENEFITS	412,479,693	241,423,738

Net assets available for plan benefits at beginning of year	1,980,061,796	1,738,638,058

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR	$2,392,541,489	$1,980,061,796

See notes to the financial statements.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2013 and 2012

NOTE A - DESCRIPTION OF PLAN

The following description of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the Plan) provides only general information. Participants should refer to the Plan document for a complete description. The Government Employees Companies (the Companies) include GEICO Corporation and certain of its subsidiaries.

Non-highly compensated participants may contribute up to 50 percent of qualified earnings and highly compensated participants are limited to 6 percent of qualified earnings, subject to the maximum dollar amount permitted by the Internal Revenue Code. Eligible participants may also make additional “catch-up” contributions as allowed by the Internal Revenue Code. Participants may allocate their contributions between tax-deferred accounts and, beginning November 1, 2007, Roth accounts. At the discretion of the Board of Directors of GEICO Corporation, the Companies may contribute an amount to be shared by all eligible employees based on each individual’s planning center performance and earnings.

Employees automatically become eligible to make a 401(k) elective contribution to the Plan upon their date of hire and are generally eligible to receive a Company contribution after completing one year of service. Vesting is based on years of service at the following rates: 20 percent after two years, 40 percent after three years, 60 percent after four years, 80 percent after five years, and 100 percent after six years.

Withdrawals may be made from after-tax employee contributions made prior to January 1, 1998 (and a pro rata share of the earnings on after-tax contributions withdrawn that were made after December 31, 1986 and before January 1, 1998) and vested employer contributions made prior to January 1, 1993, subject to certain restrictions. Vested employer contributions made on or after January 1, 1993 can only be withdrawn under financial hardship conditions (for periods before September 2013) or after attainment of age 55. Tax-deferred contributions can be withdrawn under financial hardship conditions or after attainment of age 59 1⁄2. Roth contributions and earnings can be withdrawn tax free after the participant has completed five years of participation and attained age 59 1⁄2. The five year period begins with the first day of the participant’s taxable year in which he or she first made the Roth elective contribution. The participant can withdraw his or her Roth contributions before the five consecutive year period upon demonstration of financial hardship or attainment of age 59 1⁄2, but the earnings are subject to taxation.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE A - DESCRIPTION OF PLAN - CONTINUED

On termination of service due to death, disability or retirement, a participant or beneficiary may elect to receive an amount equal to the value of the participant’s vested interest in his or her account in either a lump-sum amount or in monthly or annual installments which provide payments for a period certain of 5, 10 or 15 years. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

The Plan allows participants to borrow funds from their vested accounts subject to certain restrictions. Payroll deductions are required to repay loans over five years or less except in the case of a mortgage-related loan which may be repaid over a period of up to 15 years. The interest rate is fixed for the term of the loan at the commercial rate of interest charged by area banks on loans which are made under similar circumstances. When a participant terminates, any loan balance must be repaid prior to any account distribution.

Although they have not expressed any intent to do so, the Companies have the right under the Plan to discontinue their contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting:   The accompanying financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

Subsequent Events:   The Plan has performed an evaluation of subsequent events and has considered relevant matters in the preparation of the financial statements and footnotes.

Use of Estimates: Preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Investments:   Investments, except for collective trusts, are reported at aggregate fair value based upon quoted market prices. Collective trusts are reported at aggregate fair value based on a calculation of the trusts’ unit values. The trusts’ unit values are determined daily, when the New York Stock Exchange is open for trading, by dividing the net asset value of the trust by the number of trust units outstanding. The appreciation or depreciation in the aggregate fair value of investments is reflected in the statements of changes in net assets. Net realized gains and losses on security sales are determined using the average cost of investments.

Collective trusts consist of Vanguard Target Retirement Trusts (Trusts). The Trusts invest in corresponding master trusts, which in turn invest in Vanguard mutual funds using an asset allocation strategy designed for investors planning to retire or leave the workforce in or within a few years of a target year.

Loans Receivable from Participants:   Loans receivable from participants are reported at their unpaid principal balances plus any accrued but unpaid interest. No allowance is required as delinquent loans result in an automatic deemed distribution from the participant’s account after the cure period.

Administrative Expenses:   Some administrative expenses are paid by the Companies. Other administrative expenses (e.g., recordkeeping fees for active participants) are paid by the Plan through deductions from the forfeiture account. Administrative expenses related to participants who are no longer employed are deducted from the participants’ accounts.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C - INVESTMENT OPTIONS

Participants can direct the investment of all contributions to their accounts to a variety of alternatives. In the event a participant does not make an election to direct the investment of employee or employer contributions, such contributions are invested in a default fund which is the Vanguard Target Retirement Trust with the target date closest to the year in which the participant will turn age 65.

Participants had balances in one or more of the following funds or trusts at December 31, 2013:

—

Berkshire Hathaway Class B Common Stock Fund - This fund consists primarily of Class B shares of common stock of Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation, and a small cash balance. The net assets of this fund are owned directly by the Plan. Participants in this fund own units which are valued daily similar to a mutual fund.

—	Vanguard Dividend Growth Fund - A mutual fund investing in a portfolio of common stocks.

—	Vanguard Emerging Markets Stock Index Fund Institutional Shares - A mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world.

—	Vanguard Growth Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

—

Vanguard Inflation-Protected Securities Fund Admiral Shares - A mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation.

—	Vanguard Institutional Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index.

—	Vanguard Mid-Cap Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

—	Vanguard Prime Money Market Fund Institutional Shares - A money market fund.

—	Vanguard Small-Cap Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C - INVESTMENT OPTIONS - CONTINUED

—

Vanguard Target Retirement 2010 Trust I - A collective trust invested in the Vanguard Target Retirement 2010 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2010.

—

Vanguard Target Retirement 2020 Trust I - A collective trust invested in the Vanguard Target Retirement 2020 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2020.

—

Vanguard Target Retirement 2030 Trust I - A collective trust invested in the Vanguard Target Retirement 2030 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2030.

—

Vanguard Target Retirement 2040 Trust I - A collective trust invested in the Vanguard Target Retirement 2040 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2040.

—

Vanguard Target Retirement 2050 Trust I - A collective trust invested in the Vanguard Target Retirement 2050 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2050.

—

Vanguard Target Retirement 2060 Trust I - A collective trust invested in the Vanguard Target Retirement 2060 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2060.

—

Vanguard Target Retirement Income Trust I - A collective trust invested in the Vanguard Target Retirement Income Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for those already in retirement.

—	Vanguard Total Bond Market Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of investment-grade bonds.

—	Vanguard Total International Stock Index Fund Institutional Shares - A mutual fund investing in developing and emerging markets, excluding the United States.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C - INVESTMENT OPTIONS – CONTINUED

—	Vanguard Value Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

—	Vanguard Windsor Fund Admiral Shares - A mutual fund investing in a portfolio of common stocks.

The following funds became unavailable during 2013 and participants with balances in the funds had their balances transferred to other funds:

—	Vanguard Institutional Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index.

—

Vanguard Target Retirement 2010 Trust II - A collective trust invested in the Vanguard Target Retirement 2010 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2010.

—

Vanguard Target Retirement 2020 Trust II - A collective trust invested in the Vanguard Target Retirement 2020 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2020.

—

Vanguard Target Retirement 2030 Trust II - A collective trust invested in the Vanguard Target Retirement 2030 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2030.

—

Vanguard Target Retirement 2040 Trust II - A collective trust invested in the Vanguard Target Retirement 2040 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2040.

—

Vanguard Target Retirement 2050 Trust II - A collective trust invested in the Vanguard Target Retirement 2050 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2050.

—

Vanguard Target Retirement 2060 Trust II - A collective trust invested in the Vanguard Target Retirement 2060 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2060.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C - INVESTMENT OPTIONS – CONTINUED

—

Vanguard Target Retirement Income Trust II - A collective trust invested in the Vanguard Target Retirement Income Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for those already in retirement.

NOTE D - INVESTMENTS

The following individual investments represent 5% or more of the net assets available for benefits as of December 31, 2013 and 2012:

	2013	2012

Vanguard Institutional Index Fund Institutional Plus Shares	$259,305,681	$-
Vanguard Prime Money Market Fund Institutional Shares	258,860,135	262,112,584
Vanguard Windsor Fund Admiral Shares	186,871,291	137,304,558
Vanguard Target Retirement 2040 Trust I	180,454,471	-
Vanguard Target Retirement 2050 Trust I	168,532,287	-
Berkshire Hathaway Class B Common Stock Fund	143,403,536	99,143,833
Vanguard Growth Index Fund Institutional Shares	142,020,993	110,176,915
Vanguard Total Bond Market Index Fund Institutional Plus Shares	129,587,923	143,501,909
Vanguard Target Retirement 2030 Trust I	120,621,607	-
Vanguard Institutional Index Fund Institutional Shares	-	196,248,466
Vanguard Target Retirement 2040 Trust II	-	132,826,895
Vanguard Target Retirement 2050 Trust II	-	114,485,901

The following summarizes the Plan’s net realized and unrealized gains:

	2013	2012
Investments at fair value as determined by quoted market prices:
Berkshire Hathaway Class B Common Stock Fund	$33,958,788	$15,062,244
Vanguard mutual funds (non-employer invested securities)	203,117,147	98,987,428
Investments at fair value as determined by net asset value:
Vanguard target retirement collective trusts (non-employer invested securities)	105,569,342	54,360,580

	$342,645,277	$168,410,252

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – INVESTMENTS – CONTINUED

U.S. GAAP establishes a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the assets or liabilities fall within different levels of the hierarchy, the classification is based on the lowest input that is significant to the fair value measurement of the asset or liability. Classification of assets and liabilities within the hierarchy considers the markets in which the assets and liabilities are traded and the reliability and transparency of the assumptions used to determine fair value. The hierarchy requires the use of observable market data when available. The levels of the hierarchy and those investments included in each are as follows:

Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities traded in active markets. Mutual funds and common stocks are traded on an exchange in active markets and fair values are based on quoted market prices.

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market-corroborated inputs. Collective trusts are valued based on the net asset value of the collective trust divided by the number of trust units outstanding. Investments in collective trusts are typically valued, as a practical expedient, utilizing the net asset valuations provided by the underlying private investment companies and or their administrators, without adjustment, when the net asset valuations of the investments are calculated in a manner consistent with U.S. GAAP for investment companies. Although the majority of the master trusts’ investments are traded on an exchange in active markets and therefore can be valued based on a quoted market price, the values of the collective trusts are not quoted in an active market.

Level 3 – Inputs to the valuation methodology are unobservable for the asset or liability and are significant to the fair value measurement.

These valuation techniques involve some level of management estimation and judgment. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used and are reflective of the assumptions that market participants would use in valuing assets or liabilities.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D - INVESTMENTS - CONTINUED

Assets and liabilities measured at fair value on a recurring basis consist of the following:

		Significant
		Other	Significant
	Quoted	Observable	Unobservable
	Prices	Inputs	Inputs	Total Fair
	(Level 1)	(Level 2)	(Level 3)	Value

December 31, 2013

Berkshire Hathaway Class B Common Stock Fund	$143,403,536	$-	$-	$143,403,536
Non-employer invested securities:
Vanguard mutual funds:
Money market	258,860,135	-	-	258,860,135
Fixed maturity:
Bond index	129,587,923	-	-	129,587,923
Inflation protected	13,021,474	-	-	13,021,474
Equity:
Common stock index	782,953,352	-	-	782,953,352
Common stock	209,064,381	-	-	209,064,381
Vanguard target retirement collective trusts	-	609,165,887	-	609,165,887

Total investments	$1,536,890,801	$609,165,887	$-	$2,146,056,688

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D - INVESTMENTS - CONTINUED

		Significant
		Other	Significant
	Quoted	Observable	Unobservable
	Prices	Inputs	Inputs	Total Fair
	(Level 1)	(Level 2)	(Level 3)	Value

December 31, 2012

Berkshire Hathaway Class B Common Stock Fund	$99,143,833	$-	$-	$99,143,833
Non-employer invested securities:
Vanguard mutual funds:
Money market	262,112,584	-	-	262,112,584
Fixed maturity:
Bond index	143,501,909	-	-	143,501,909
Inflation protected	23,544,494	-	-	23,544,494
Equity:
Common stock index	606,938,566	-	-	606,938,566
Common stock	150,230,194	-	-	150,230,194
Vanguard target retirement collective trusts	-	459,381,664	-	459,381,664

Total investments	$1,285,471,580	$459,381,664	$-	$1,744,853,244

There were no transfers into (out of) Levels 1, 2 or 3 in 2013 and 2012. The Plan’s policy is to recognize all transfers between levels as of the end of the reporting period.

NOTE E – TERMINATIONS, WITHDRAWALS AND FORFEITURES

Following is a summary of terminations, withdrawals and forfeitures for the years ending December 31:

	2013	2012

Terminations and Withdrawals	$148,495,858	$135,777,083
Forfeitures	6,434,977	4,702,915

Forfeitures represent only non-vested contributions by the Companies. Forfeitures in excess of the Trustee’s record-keeping fees for active participants are allocated proportionately among remaining active participants as of December 31 of each year based on the participant’s earnings for that year.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE F - FEDERAL TAXES

The Plan is exempt from taxation in accordance with the provisions of Section 501(a) of the Internal Revenue Code. Employer contributions and income earned from Plan investments are not taxable to participants until distributed. Employee contributions made from pre-tax earnings are taxed upon distribution. Employee contributions made from after-tax earnings are not subject to additional income tax upon distribution. Pre-tax distributions and earnings may be subject to an excise tax when distributed.

U.S. GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the federal and state authorities. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2013 and 2012, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2010.

The Plan obtained its latest determination letter on June 22, 2012. The Plan is required to operate in conformity with the Internal Revenue Code to maintain its qualification. The Plan has indicated it will take the necessary steps to maintain the Plan’s qualified status. As a result, the Plan administrator believes the Plan is qualified and therefore, is exempt from taxation. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes the Plan is currently designed and being operated in compliance with applicable requirements of the Internal Revenue Code.

NOTE G - PARTY IN INTEREST TRANSACTIONS

The Plan includes investments in shares of mutual funds, collective trusts and a fund of common stock issued by Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation. The funds are managed by an affiliate of Vanguard Fiduciary Trust Company (VFTC). VFTC acts as trustee for only those investments as defined by the Plan. Transactions in such investments qualify as party in interest transactions, which are exempt from the prohibited transaction rules.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE H - RISKS AND UNCERTAINTIES

The Plan includes investments in various securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for plan benefits.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

December 31, 2013

Attachment to Form 5500, Schedule H, Line 4(i)

		Description of Investment
	Identity of Issuer, Borrower,	Including Maturity Date, Rate of		Fair
	Lessor, or Similar Party	Interest, Par, or Maturity Value	Cost	Value

*	Berkshire Hathaway Class B Common Stock Fund	A fund consisting primarily of Class B shares of common stock of Berkshire Hathaway Inc. and a small cash balance	$95,223,462	$143,403,536

*	Vanguard Dividend Growth Fund	Mutual fund investing in a portfolio of common stocks	17,683,021	22,193,090

*	Vanguard Emerging Markets Stock Index Fund Institutional Shares	Mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world	56,553,126	49,687,626

*	Vanguard Growth Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	103,024,283	142,020,993

*	Vanguard Inflation-Protected Securities Fund Admiral Shares	Mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation	14,224,581	13,021,474

*	Vanguard Institutional Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index	233,551,528	259,305,681

*	Vanguard Mid-Cap Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	82,867,031	108,535,637

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - CONTINUED

December 31, 2013

Attachment to Form 5500, Schedule H, Line 4(i)

		Description of Investment
	Identity of Issuer, Borrower,	Including Maturity Date, Rate of		Fair
	Lessor, or Similar Party	Interest, Par, or Maturity Value	Cost	Value

*	Vanguard Prime Money Market Fund Institutional Shares	A money market fund	258,860,135	258,860,135

*	Vanguard Small-Cap Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	73,509,718	98,330,256

*	Vanguard Total Bond Market Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of investment-grade bonds	136,914,168	129,587,923

*	Vanguard Total International Stock Index Fund Institutional Shares	Mutual fund investing in developing and emerging markets, excluding the United States	71,292,597	75,177,296

*	Vanguard Value Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	38,360,125	49,895,864

*	Vanguard Windsor Fund Admiral Shares	Mutual fund investing in a portfolio of common stocks	134,025,508	186,871,291

*	Vanguard Target Retirement 2010 Trust I	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2010	21,610,042	22,686,836

*	Vanguard Target Retirement 2020 Trust I	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2020	96,952,244	104,166,480

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - CONTINUED

December 31, 2013

Attachment to Form 5500, Schedule H, Line 4(i)

		Description of Investment
	Identity of Issuer, Borrower,	Including Maturity Date, Rate of		Fair
	Lessor, or Similar Party	Interest, Par, or Maturity Value	Cost	Value

*	Vanguard Target Retirement 2030 Trust I	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2030	110,692,955	120,621,607

*	Vanguard Target Retirement 2040 Trust I	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2040	163,735,321	180,454,471

*	Vanguard Target Retirement 2050 Trust I	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2050	153,002,198	168,532,287

*	Vanguard Target Retirement 2060 Trust I	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2060	1,871,028	2,002,236

*	Vanguard Target Retirement Income Trust I	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for those already in retirement	10,284,447	10,701,969

*	Loans Receivable from Participants	Maturities ranging from one year to fifteen years, interest ranging from 2.29% to 9.38%	-	115,555,060

	Total assets held for investment purposes		$1,874,237,518	$2,261,611,748

*Party in interest

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF REPORTABLE TRANSACTIONS

Year Ended December 31, 2013

Attachment to Form 5500, Schedule H, Line 4(j)

				Current
				Value
			Historical	of Asset on	Net
Description	Purchase	Selling	Cost of	Transaction	Gain
of Investment	Price	Price	Asset	Date	(Loss)

Vanguard Institutional Index Fund Institutional Plus Shares	$241,409,871			$241,409,871
Vanguard Institutional Index Fund Institutional Plus Shares		$8,214,288	$7,844,002	8,214,288	$370,286

Vanguard Prime Money Market Fund Institutional Shares	117,493,826			117,493,826
Vanguard Prime Money Market Fund Institutional Shares		121,407,762	121,407,762	121,407,762	-

Vanguard Target Retirement 2020 Trust I	99,882,924			99,882,924
Vanguard Target Retirement 2020 Trust I		3,057,967	2,931,697	3,057,967	126,270

Vanguard Target Retirement 2030 Trust I	114,768,200			114,768,200
Vanguard Target Retirement 2030 Trust I		4,236,222	4,048,207	4,236,222	188,015

Vanguard Target Retirement 2040 Trust I	169,978,073			169,978,073
Vanguard Target Retirement 2040 Trust I		6,566,085	6,249,011	6,566,085	317,074

Vanguard Target Retirement 2050 Trust I	161,999,054			161,999,054
Vanguard Target Retirement 2050 Trust I		9,460,201	8,983,884	9,460,201	476,317

Berkshire Hathaway Class B Common Stock Fund	64,580,464			64,580,464
Berkshire Hathaway Class B Common Stock Fund		54,196,484	48,212,290	54,196,484	5,984,194